UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CNET NETWORKS, INC.

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Item 1. The following is the text of a press release issued by CNET Networks, Inc. on January 7, 2008.

CNET NETWORKS RESPONDS TO ANNOUNCEMENT AND FILING BY GROUP LED BY JANA PARTNERS

SAN FRANCISCO – January 7, 2008 – CNET Networks, Inc. (Nasdaq:CNET) today issued the following statement regarding a January 7 press release and SEC filing by a group led by hedge fund JANA Partners, LLC stating its intent to submit proposals, among other things, to amend the Company’s by-laws to increase the size of the board of directors to 13 and to nominate seven directors to stand for election at the 2008 Annual Meeting of Stockholders.

The Company carefully reviewed JANA Partners’ proposal and determined that it is improper under the Company’s by-laws. CNET Networks’ governance processes and by-laws are intended to enable all stockholders having a legitimate interest in enhancing the Company’s value over time to submit proposals, and to prevent short-term stockholders without standing from using the Company’s established governance procedures in order to further their individual agenda. Furthermore, the Company believes that no person or group of persons should be able to gain a majority of the Board and control of the Company without offering sufficient value to all stockholders.

CNET Networks is the 9th largest Internet network in the world and an industry pioneer. Under new management, since 2007, CNET Networks has made significant strategic, financial, personnel and operational progress. The Company has sharpened its focus on core brands, disposed of underperforming assets, recruited industry leaders to replace almost half of its executive management team, made strategic acquisitions solidifying the Company’s leadership in key categories and geographies, and added two independent members to its Board. CNET Networks continues to execute on its strategy to drive long-term growth by realizing the full potential of its brands and pursuing new growth opportunities.

CNET Networks’ board and management team have been and remain intensely focused on acting in the best interests of the Company and creating value for all stockholders. CNET Network’s board of directors is comprised of eight directors, seven of whom are independent. The management team is fully supported by the Board of Directors in these efforts.

About CNET Networks, Inc.

CNET Networks, Inc. (Nasdaq:CNET) is an interactive media Company that builds brands for people and the things they are passionate about, such as gaming, music, entertainment, technology, business, food, and parenting. The Company’s leading brands include BNET, CHOW, CNET, GameSpot, and TV.com. Founded in 1992, CNET Networks has a strong presence in the US, Asia, and Europe.

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

CNET Networks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CNET Networks in connection with the upcoming annual meeting of stockholders. Information regarding the special interests of these directors and executive officers in connection with the matters to be voted on at the annual meeting will be included in the proxy statement filed by CNET Networks in connection with the annual meeting. In addition, CNET Networks files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from CNET Networks at www.cnetnetworks.com. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

Contact:

CNET Networks, Inc.

Sarah Cain, 415-344-2218 (Media)

sarah.cain@cnet.com

Cammeron McLaughlin, 415-344-2844 (Investors)

cammeron.mclaughlin@cnet.com

Andy Brimmer/James Golden

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449 ext. 121

Item 2. The following is the text of an employee communication issued by CNET Networks, Inc. on January 7, 2008.

Hello All:

Hope you all had a great holiday break and Happy New Year. As we enter 2008, we have a lot to be proud of as a company. We launched BNET in March and it completed the year as the 6th largest business information property, recruited a world class leadership team, sold Webshots, ended our stock option investigation with the SEC, and made several strategic acquisitions further solidifying our leadership in key categories and geographies…among many, many other things. As the 9th largest Internet network in the world and a long-standing industry pioneer, coupled with all of the accomplishments from 2007, we are in a better position than ever to create value for all of our stakeholders, including our employees, customers, users, and shareholders.

As you may have seen, today, a group led by an activist hedge fund called JANA Partners disclosed an ownership stake of about 8% in CNET Networks and its desire to increase the size of our board of directors so they can nominate a majority of its members. We value our stockholders and welcome suggestions from all of them, including JANA Partners. We carefully reviewed JANA’s submission and determined, however, that it is improper.

We are not alone in dealing with stockholder activism. Stockholder proposals are submitted every year to public companies on a variety of topics, including director nominations. Other well known companies like Motorola, Sybase, Phillips and Time Warner have recently been involved in similar situations.

I would like to remind you about our procedure for responding to outside inquiries from the media or investors. If you receive any media inquiries, please pass them to Sarah Cain. If you receive any investor/analyst inquiries, please pass them on to Cammeron McLaughlin.

This will play out over the weeks and months to come, and I will be as transparent with you as possible. While this may be a distraction, I encourage you all to push forward and focus on delivering on a year in which we can all be proud of.

On behalf of our board and senior management team, thank you.

Best,

NA

Neil Ashe

CNET Networks, Inc.

415-344-2284

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IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

CNET Networks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CNET Networks in connection with the upcoming annual meeting of stockholders. Information regarding the special interests of these directors and executive officers in connection with the matters to be voted on at the annual meeting will be included in the proxy statement filed by CNET Networks in connection with the annual meeting. In addition, CNET Networks files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from CNET Networks at www.cnetnetworks.com. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.